Exhibit 99:	Certifications Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act.

I, Gregory A. Mitchell, President and Chief Operating Officer of People’s Preferred Capital Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing quarterly report of the Company:

(1)                                  fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and,

(2)                                  the information contained in the periodic report fairly presents, in all material aspects, the financial condition of the Company.

Dated: November 5, 2002
Gregory A. Mitchell
President and C.E.O.

I, Karen Schoenbaum, Executive Vice President and Chief Financial Officer of People’s Preferred Capital Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing quarterly report of the Company:

(3)                                  fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and,

(4)                                  the information contained in the periodic report fairly presents, in all material aspects, the financial condition of the Company.

Dated: November 5, 2002
Karen Schoenbaum
Chief Financial Officer